Exhibit 3.699
FEE: $100.00

ARTICLES OF ORGANIZATION
PLEASE PRINT CLEARLY
FILE IN DUPLICATE

TO:	THE OKLAHOMA SECRETARY OF STATE, 101 State Capitol, Oklahoma City, OK 73105
          The undersigned, for the purpose of forming an Oklahoma limited liability company pursuant to the provisions of 18 O.S. 1992 Supp., Section 2004, does hereby execute the following articles:
1.	The name of the limited liability company (Note: The name must contain either the words “limited liability company” or “limited company” or the abbreviations “L.L.C.” or “L.C.” The word “limited” may be abbreviated as “Ltd.” and the word “Company” may be abbreviated as “Co.”):

OKLAHOMA CITY LANDFILL L.L.C.

2.	The street address of its principal place of business in the state of Oklahoma:

7001 South Bryant Street, Oklahoma City, Oklahoma		73149

Street address	City	State	Zip Code
3.	The name and address of the resident agent in the state of Oklahoma:

THE CORPORATION COMPANY,	735	1st National	Bldg.,	Oklahoma City,	Oklahoma 73102

Name	Street Address	City	State	Zip Code
	(P.O. Boxes are not acceptable.)

4. The latest date on which the limited liability company is to dissolve: December 31,2099

Articles of organization must be signed by at least one person who need not be a member of the limited liability company.

Dated: December 8, 1997

Signature:	/s/ Steven M. Helm

Type or Print Name:	Steven M. Helm
Address:	15880 N. Greeuuay - Hayden Loop
Scottsdale AZ 85260